UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2011

HERLEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-5411	23-2413500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3061 Industry Drive, Lancaster, PA		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 717-397-2777

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2011, Herley Industries, Inc., a Delaware corporation (“Herley” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Parent”), and Lanza Acquisition Co., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•

Merger Sub will commence a tender offer (the “Offer”) no later than February 25, 2011 to acquire all of the outstanding shares of common stock, $0.10 par value per share, of the Company (“Company Common Stock”) at a purchase price of $19.00 per share net to the holders thereof in cash, without interest (the “Offer Price”), subject to applicable withholding taxes; and

•

as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Parent.

The Offer will remain open for 20 business days, subject to periods of extension through June 30, 2011 if the conditions to the Offer have not been satisfied at the end of any Offer period (subject to the parties’ termination rights under the Merger Agreement).

In the Merger, each share of Company Common Stock remaining outstanding following the consummation of the Offer, other than shares of Company Common Stock held in the treasury of the Company or its subsidiaries, shares of Company Common Stock held by Parent or its subsidiaries (including Merger Sub), or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price.

The parties have agreed that if, following completion of the Offer, Merger Sub owns at least 90% of the then outstanding shares of Company Common Stock, the Merger will be completed without a meeting of Company stockholders pursuant to Delaware’s “short form” merger statute. In furtherance thereof, Merger Sub may, but is not required to, provide for a “subsequent offering period” in accordance with applicable law following the consummation of the Offer in order to seek additional shares of Company Common Stock to facilitate the consummation of the Merger using such short form merger procedures. In the event that Merger Sub does not hold at least 90% of the outstanding shares of Company Common Stock following the consummation of the Offer (including the “subsequent offering period” provided by Merger Sub, if any), the Company must obtain the approval of the Company’s stockholders to consummate the Merger. In this event, the Company will call and convene a stockholder meeting to obtain this approval, and Parent and Merger Sub will vote all shares of Company Common Stock acquired by them pursuant to the Offer in favor of the adoption of the Merger Agreement and the consummation of the Merger, thereby assuring approval of the Merger.

The obligation of Merger Sub to accept for payment and pay for all shares of Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including: (i) at least a majority of the Shares then outstanding, on a fully diluted basis, having been validly tendered in (and not withdrawn from) the Offer, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, subject to the terms of the Merger Agreement, other applicable competition laws, (iii) the absence of a material adverse effect on the Company and its subsidiaries, and (iv) other customary conditions. The completion of the Offer is not contingent upon the receipt of financing by Parent or Merger Sub.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. Under the terms of the Merger Agreement, the Company has also agreed to certain covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to become, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including by the Company in order to accept a Superior Proposal and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $9.4 million.

In connection with the execution by the Company and Parent of an Exclusivity Agreement on January 19, 2011, Parent paid the Company an exclusivity fee of $2.0 million. In the Merger Agreement, the Company has agreed to repay the exclusivity fee to Parent on the earlier of (i) the date of the acceptance of the tendered shares by Parent, or (ii) the termination of the Merger Agreement under certain circumstances.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

The Merger Agreement contains customary representations and warranties the Company, Parent and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms, including, but not limited to, information in confidential disclosure schedules provided by the

Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts.

NOTICE TO INVESTORS

The Offer for the outstanding Company Common Stock referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company Common Stock will be made only pursuant to an offer to purchase, forms of letters of transmittal and related materials that Kratos Defense & Security Solutions, Inc. and Merger Sub intend to file with the SEC and mail to Company stockholders. At the time the Offer is commenced, Kratos Defense & Security Solutions, Inc. and Merger Sub will file a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the Offer. The Schedule TO (including the related Offer to Purchase, Letter of Transmittal and other offer documents) and the Schedule 14D-9 (including the information statement) will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company. Investors and security holders of the Company also are advised that they may obtain free copies of the Schedule TO and other documents filed by the Kratos Defense & Security Solutions, Inc. and Merger Sub with the SEC (when these documents become available) and the Schedule 14D-9 and other documents filed by the Company (when these documents become available) on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.herley.com or from the Company by written request to: Herley Industries, Inc., Attn: Investor Relations, 3061 Industry Drive, Suite 200, Lancaster, PA 17603.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The documents included in this Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may,” and similar terms. Forward-looking statements in this Form 8-K include, but are not limited to, the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in the documents included in this Form 8-K relate to future results and events are based on Herley Industries, Inc.’s current expectations, estimates and projections about our industry, as well as our management’s beliefs and assumptions. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Herley Industries, Inc.’s stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Herley Industries, Inc.’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by Herley Industries, Inc., including the Solicitation/Recommendation Statement to be filed by Herley Industries, Inc. Investors and stockholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

On February 7, 2011, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, on February 7, 2011, Richard F. Poirier, President and Chief Executive Officer of the Company, sent an e-mail letter to employees of the Company announcing the transaction, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Kratos Defense & Security Solutions, Inc., Lanza Acquisition Co. and Herley Industries, Inc. dated as of February 7, 2011 (The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the SEC upon request.)

99.1	Press release dated February 7, 2011

99.2	E-mail letter from Richard F. Poirier, President and Chief Executive Officer of the Company, to employees of the Company dated February 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERLEY INDUSTRIES, INC.

Date: February 7, 2011	By:	/s/ Anello C. Garefino
Anello C. Garefino
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Kratos Defense & Security Solutions, Inc., Lanza Acquisition Co. and Herley Industries, Inc. dated as of February 7, 2011 (The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the SEC upon request.)

99.1	Press release dated February 7, 2011

99.2	E-mail letter from Richard F. Poirier, President and Chief Executive Officer of the Company, to employees of the Company dated February 7, 2011